Exhibit 32.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002

                Pursuant to 18 U.S.C. § 1350, the undersigned officer of Butler International Inc. (the “Registrant”) hereby certifies that to such officer’s knowledge the Registrant’s Quarterly Report on Form 10-Q for the period ended September 24, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 27, 2007	By:	/s/ Edward M. Kopko

Edward M. Kopko President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.
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